Exhibit (j)(2)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints John C. Ball and Peter Goldstein (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Gabelli ETFs Trust (the “Trust”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, no par value, of the Trust, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

IN WITNESS WHEREOF, the undersigned Trustees have hereunto set their hands this 29th day of May, 2025.

[Signature Page to Follow]

/s/ John Birch
Name:	John Birch
Trustee

/s/ Anthony S. Colavita
Name:	Anthony S. Colavita
Trustee

/s/ Michael J. Ferrantino
Name:	Michael J. Ferrantino
Trustee

/s/ Leslie F. Foley
Name:	Leslie F. Foley
Trustee

/s/ Christopher J. Marangi
Name:	Christopher J. Marangi
Trustee

/s/ Michael Melarkey
Name:	Michael Melarkey
Trustee

/s/ Agnes Mullady
Name:	Agnes Mullady
Trustee

/s/ Salvatore J. Zizza
Name:	Salvatore J. Zizza
Trustee

[Signature Page to Gabelli ETFs Trust – Power of Attorney]